Exhibit 3.1

Respirerx PHARMACEUTICALS INC.

CERTIFICATE OF DESIGNATION,

PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES H 2% VOTING, NON-PARTICIPATING, CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151

OF THE DELAWARE GENERAL CORPORATION LAW

RespireRx Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation’s previously authorized preferred stock, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

Section 1. Designation and Amount. The designation of this series, which consists of up to 1,200 shares of preferred stock (which shall not be subject to increase without the written consent of holders the Series H Preferred Stock, as hereinafter defined (each, a “Holder” and collectively, the “Holders”) holding greater than 50% of the Series H Preferred Stock then outstanding), is the Series H 2% Convertible Preferred Stock (the “Series H Preferred Stock”) with a par value of $0.001 per share (the “Par Value”) and a stated value of One Thousand Dollars ($1,000) per share (the “Stated Value”).

Section 2. Certain Definitions. For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, (i) any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder, and (ii) any trust with respect to which such Holder (or initial Holder) is grantor, in each case will be deemed to be an Affiliate of such Holder.

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Corporation, pursuant to which the Corporation’s securities may be issued to any employee, consultant, vendor, officer or director for services provided to the Corporation.

“Blocker Provision(s)” means the provisions of Section 6(c) preventing the conversion of the Series H Preferred Stock into Conversion Units as described below.

“Business Day” means any calendar day except Saturday, Sunday, or any calendar day which shall be a federal legal holiday in the United States or any calendar day on which banking institutions in the State of New York or on which United States stock markets or quotations systems or other similar financial markets are authorized or required by law, other governmental action or regulatory or self-regulatory rule to close.

“Change of Control Transaction” means after giving effect to the issuance of the Series H Preferred Stock as provided for in the Exchange Agreement and any conversion thereof, whether such conversion has actually occurred or not, (i) an acquisition after the date hereof by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation (other than by means of conversion or exercise of Series H Preferred Stock issued), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iii) above.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” means, collectively, the shares of Common Stock, each of which, together with a Conversion Warrant, represents a Conversion Unit.

“Conversion Unit” means the representation of one Conversion Share and one Conversion Warrant, each of which are issued upon conversion of the Series H Preferred Stock in accordance with the terms of Section 6.

“Conversion Warrant” means the right to purchase one Conversion Warrant Share, which right, together with one Conversion Share, represents a Conversion Unit.

“Conversion Warrant Share” means the share of Common Stock issuable upon exercise of a Conversion Warrant.

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“DGCL” means the Delaware General Corporation Law, as amended, or any successor law, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) securities of the Corporation issued pursuant to any Approved Stock Plan, (b) securities issued upon the conversion or exercise of any securities issued hereunder or any other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Exchange Agreement, (c) securities issued pursuant to acquisitions or strategic transactions, provided that any such issuance shall only be to an entity that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) securities issued in connection with any bona fide commercial loan or debt transaction with third persons, provided that the primary purpose of such transaction is not to raise equity capital and is approved by the Corporation’s Board of Directors.

“General Conversion Warrant” means the warrant issued by the Corporation to the Holder upon conversion of shares of Series H Preferred Stock pursuant to a Notice of Conversion, which warrant comprises all Conversion Warrants to which the Holder is entitled pursuant to such Notice of Conversion.

“Junior Securities” means the Series B Preferred Stock, the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Series H Preferred Stock in dividend rights or liquidation preference.

“Liquidation” means a liquidation of the Corporation in accordance with Section 5.

“Mandatory Conversion” means a conversion of the Series H Preferred Stock by the Corporation in accordance with Section 6(d).

“Original Issue Date” means the date of the issuance of any shares of the Series H Preferred Stock regardless of the number of transfers of any particular shares of Series H Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series H Preferred Stock.

“Exchange Agreement” means an exchange agreement, pursuant to which an original Holder acquires shares of Series H Preferred Stock, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Series B Preferred Stock” means the Corporation’s series B preferred stock, par value $0.001 per share.

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“Subsidiary” means any direct or indirect subsidiary of the Corporation.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

Section 3. Dividends in Kind.

(a) Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 2% per annum, payable quarterly within 15 calendar days of the end of each fiscal quarter of the Corporation, (each such date, a “Dividend Payment Date”) in duly authorized, validly issued, fully paid and non-assessable shares of Series H Preferred Stock, which may include fractional shares of Series H Preferred Stock. The dividend to be paid in the first quarter after closing and the last quarter prior to conversion may be partial periods. Dividends on the Series H Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(b) So long as any Series H Preferred Stock remains outstanding, neither the Corporation nor any Subsidiary shall directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series H Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Section 4. Voting Rights. Each share of Series H Preferred Stock shall be entitled to a number of votes equal to two times (2x) the number of Conversion Shares into which the share of Series H Preferred Stock is convertible as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. To the extent that under the DGCL the vote of the holders of the Series H Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series H Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of Holders of a majority of the outstanding Series H Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class or series. To the extent that under the DGCL holders of the Series H Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series H Preferred Stock shall be entitled to the number of votes as described in the first sentence of this Section 4.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), no distribution shall be made to the holders of any shares of capital stock of the Corporation unless, prior thereto, the Holders shall have received out of the available assets, whether capital or surplus, of the Corporation an amount equal to 100% of the Par Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Series H Preferred Stock. If the assets of the Corporation shall be insufficient to pay in full such amounts due the Holders, then the entire assets shall be distributed ratably among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction, as defined in Section 7(b) below, or a Change of Control Transaction, as defined above, shall be deemed to be a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 30 calendar days prior to the payment date stated therein, to each Holder.

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Section 6. Conversion.

(a) Voluntary Conversions at Option of Holder. Subject to any limitations on conversion pursuant to this Section 6, each share of Series H Preferred Stock shall be convertible commencing immediately into that number of Conversion Units determined by dividing the Stated Value of such share of Series H Preferred Stock by the Conversion Price. For clarity, the shares of Series H Preferred Stock that may be converted, may, at the option of the Holder, include any accrued or declared, but unpaid, dividends thereon, calculated through the date of conversion, even if such conversion is not on the last date of a fiscal quarter. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Holders may effect a voluntary conversion for all or a portion of the shares of Series H Preferred Stock held by such Holder. Each Notice of Conversion shall specify the number of shares of Series H Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of Conversion Units as are not disputed in accordance with the Notice of Conversion. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile or email within three Business Days of receipt of the Notice of Conversion. The accountant, at the Corporation’s sole expense, shall promptly review the calculations and notify the Corporation and the Holder of the results no later than three Business Days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. Each holder shall surrender or cause to be surrendered the original certificates representing shares of the Series H Preferred Stock to effect a voluntary conversion, in whole or in part, of such shares, and, if only a portion of the shares of Series H Preferred Stock held by such Holder are being converted, the Corporation will issue a new certificate indicating the shares of Series H Preferred Stock still held by the Holder following the partial conversion. Shares of Series H Preferred Stock converted into Conversion Units or redeemed by conversion as described below in accordance with the terms hereof shall be canceled and shall not be reissued.

(b) Conversion Price. The initial conversion price for a share of Series H Preferred Stock shall be equal to $0.0064 (the “Initial Conversion Price”), subject to any adjustments pursuant to Section 7 below. As long as any of the Series H Preferred Stock is outstanding, the conversion price of the Series H Preferred Stock shall be adjusted pursuant to Section 7 (such price, as adjusted, the “Adjusted Conversion Price” and such price or the Initial Conversion Price, as applicable at any measurement time, the “Conversion Price”).

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(c) Blocker Provision. Notwithstanding anything to the contrary herein, no voluntary conversion may be effected at any time in the following circumstances:

(i) The Corporation does not have sufficient authorized, unissued shares of Common Stock to issue upon effectuation of (A) the conversion of the number of shares of Series H Preferred Stock set forth on a Notice of Conversion into the Conversion Shares and the Conversion Warrants, and (B) the exercise of such Conversion Warrants into Conversion Warrant Shares.

(ii) The then-applicable Conversion Price is less than the par value of the Common Stock to be issued upon conversion or exercise, as applicable.

(iii) After giving effect to an attempted conversion set forth on an applicable Notice of Conversion, the number of authorized, unissued shares of Common Stock would be less than the sum of all Reserved Amounts required to be maintained under the Corporation’s outstanding securities convertible or exercisable into shares of Common Stock (the “Reserve Requiring Instruments”). For purposes of this Section 6(c)(iii), (A) “Reserved Amount” means, with respect to and as stated in a Reserve Requiring Instrument, the number of authorized, unissued shares of Common Stock the Corporation is obligated to reserve, taking into account any multiplier applied to such amount as stated therein; and (B) in determining the number of authorized and unissued shares of Common Stock, a Holder may rely on the number of authorized and unissued shares of Common Stock as stated in the most recent of the following: (1) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (2) a more recent public announcement by the Corporation that is filed with the Commission, or (3) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then authorized and unissued. Upon the written request of a Holder (which may be by e-mail), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via e-mail) the number of shares of Common Stock then authorized and unissued.

(d) Mandatory Conversion. Subject to the limitations of Section 6(c) above, upon the affirmative vote of the Holders of a simple majority of the Stated Value of the Series H Preferred Stock issued and outstanding, all outstanding shares of Series H Preferred Stock, plus all accrued or declared, but unpaid, dividends thereon, shall mandatorily be converted into such number of Conversion Units determined by dividing the Stated Value of such Series H Preferred Stock (together with the amount of any accrued or declared, but unpaid, dividends thereon) by the Conversion Price then in effect. No fractional Conversion Units may be issued upon the conversion of any share of Series H Preferred Stock; the number of Conversion Units to be issued shall be rounded to the nearest whole number. All outstanding Series H Preferred Stock shall convert upon a Mandatory Conversion.

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(e) Mechanics of Conversion

(i) Delivery of Certificates Upon Conversion. Not later than five Trading Days after each Conversion Date (the “Conversion Unit Delivery Date”) pursuant to a Notice of Conversion in compliance with this Section 6, including with the blocker provisions in Section 6(c), the Corporation shall deliver or cause to be delivered to the converting Holder (A) a number of Conversion Share certificates equal to the number of Conversion Units to which such Holder is entitled pursuant to the number of shares of Series H Preferred Stock to be converted and calculations of per share Conversion Unit amounts pursuant to this Section 6; and (B) one General Conversion Warrant certificate comprising a number of Conversion Warrants, and exercisable into a number of Conversion Warrant Shares, in each case equal to the number of Conversion Units to which such Holder is entitled pursuant to the number of shares of Series H Preferred Stock to be converted and calculations of per share Conversion Unit amounts pursuant to this Section 6. If in the case of any Notice of Conversion such certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificates, in which event the Corporation shall promptly return to such Holder any original Series H Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any and all Conversion Share certificates and any General Conversion Warrant certificate representing the Conversion Units that correlate with the share of Series H Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(ii) Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares and Conversion Warrants (in the form of a General Conversion Warrant) representing the Conversion Units upon conversion of Series H Preferred Stock in accordance with the terms hereof are irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares and Conversion Warrants representing the Conversion Units; provided, however, that such delivery shall not (i) be required if such delivery would be a violation of law, and (ii) operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.

(iii) Maintaining appropriate par value. If at the time of the issuance of the Series H Preferred Stock, the Conversion Price of the Conversion Units to be issued upon conversion of the Series H Preferred Stock would be below the par value of the Corporation’s Common Stock, the Corporation shall, as soon as practicable, take such corporate action as may be necessary to adjust the par value of Common Stock, including, without limitation, engaging in good faith, commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Thereafter, the Corporation shall take all necessary corporate action (including, without limitation, calling shareholders’ meetings) to ensure that at all times it has maintained the par value of the Common Stock so that such Conversion Shares and Conversion Warrant Shares, if any, shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

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(iv) Transfer Taxes. The issuance of certificates for Conversion Shares and Conversion Warrants (in the form of a General Conversion Warrant certificate) representing Conversion Units upon conversion of Series H Preferred Stock, and Conversion Warrant Shares upon exercise of the Conversion Warrants, shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that (a) the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares and (b) the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(f) Conversion Warrants. The terms and conditions of the General Conversion Warrant are as set forth in the Form of General Conversion Warrant, attached as Annex B hereto.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, while any Series H Preferred Stock is outstanding: (A) pays a permissible stock dividend or otherwise makes a permissible distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any Conversion Shares or Conversion Warrant Shares), including any accrued or declared, but unpaid, dividends thereon; (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock on a fully converted and exercised basis (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after (i) the record date for the determination of stockholders entitled to receive such dividend or distribution or (ii) the effective date in the case of a subdivision, combination or reclassification. In addition, the number of shares of Series H Preferred Stock shall be multiplied by a fraction, the denominator of which be the number of shares of Common Stock on a fully converted and exercised basis (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event.

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(b) Fundamental Transaction. If, at any time while the Series H Preferred Stock is outstanding, the Corporation effects (A) any merger or consolidation of the Corporation with or into another person, (B) any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (or a third party effects such a tender offer or exchange offer) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series H Preferred Stock, each Holder shall have the right to receive, for each Conversion Unit that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of consideration as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it converted the Series H Preferred Stock prior to the Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted as if such conversion occurred immediately prior to such Fundamental Transaction. If holders of Common Stock are given any choice as to the form of consideration to be received in a Fundamental Transaction (“Alternate Consideration”), then each Holder shall be given the same choice as to the Alternate Consideration the Holder shall receive upon any conversion of this Series H Preferred Stock following such Fundamental Transaction. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation in accordance with the provisions of this Section 7(b) pursuant to written agreements in form and substance reasonably satisfactory to Holders of a majority of the then outstanding Series H Preferred Stock and approved by such Holders prior to such Fundamental Transaction and shall, at the option of each Holder, deliver to such Holder, in exchange for the shares of Series H Preferred Stock, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the certificates representing the shares of Series H Preferred Stock which is exercisable for a corresponding number of shares of capital stock and warrants of such Successor Entity (or its parent entity) or other consideration equivalent to the Conversion Shares and Conversion Warrants acquirable and receivable upon conversion of the Series H Preferred Stock prior to such Fundamental Transaction, and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of, the Corporation under this Certificate of Designation and the Exchange Agreement with the same effect as if such Successor Entity had been named as the Corporation herein and therein.

(c) Calculations. All calculations under this Section 7 shall be made to the nearest 1/1000th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall exclude any treasury shares of the Corporation.

(d) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the then current Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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(ii) Notice to Holders. If (A) the Corporation shall declare a permissible dividend (or any other permissible distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a permissible special nonrecurring cash dividend on or a permissible redemption of the Common Stock, (C) the Corporation shall authorize the permissible granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date with respect to such action or event, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are otherwise to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such distribution (which may include a dividend), reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Protective Provisions.

So long as any shares of Series H Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Holders of a majority of the then outstanding shares of Series H Preferred Stock:

(a) alter or change adversely the rights, preferences, powers or privileges of the Series H Preferred Stock, alter or amend this Certificate of Designation, or increase the authorized number of shares of Series H Preferred Stock;

(b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series H Preferred Stock;

(c) redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Securities;

(d) increase the par value of the Common Stock;

(e) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

(f) cause or authorize any Subsidiary to engage in any of the foregoing actions.

Notwithstanding the foregoing, no change pursuant to this Section 8 shall be effective to the extent that, by its terms, it applies to less than all of the Holders of shares of Series H Preferred Stock then outstanding.

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Section 9. Restrictions on Transfer.

(a) The holders of Series H Preferred Stock shall not, directly or indirectly, Transfer (as defined below) any shares of Series H Preferred Stock held by such holder and any such purported Transfer shall be of no force or effect and shall not be recognized by the Corporation. The transfer restrictions contained in this Section 9 shall not apply to any Transfer by the holder of Series H Preferred Stock to an immediate family member or an Affiliate. For purposes of this Section 9, the term “Transfer” or any derivation thereof, means to give, sell, assign, pledge, encumber or otherwise dispose of, transfer or permit to be transferred.

(b) The following legend will be endorsed upon the certificate representing shares of Series H Preferred Stock:

THE TRANSFERABILITY OF THE SHARES OF SERIES H PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF THE CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS, AND LIMITATIONS OF SERIES H 2% VOTING, NON-PARTICIPATING, CONVERTIBLE PREFERRED STOCK OF RESPIRERX PHARMACEUTICALS INC. FILED WITH THE STATE OF DELAWARE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND ANY TRANSFER OF SUCH SHARES OF SERIES H PREFERRED STOCK IN VIOLATION OF SUCH RESTRICTIONS IS VOID.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED FOR RESALE OF THESE SECURITIES.

Section 10. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email to the Corporation’s Chief Financial Officer with a read receipt as confirmation of receipt by the recipient or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth in the Corporation’s filings with the Commission or to the facsimile number provided in the Corporation’s filings with the Commission, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 10 or by email to the Corporation’s Chief Financial Officer with a read receipt as confirmation of receipt by the recipient. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the signature page of the Exchange Agreement, or by email to Holder with a read receipt as confirmation of receipt by the recipient such other address as may be designated by such Holder in accordance with this Section 10(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, (iv) upon receipt of email confirmation, or (v) upon actual receipt by the party to whom such notice is required to be given.

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(b) Lost or Mutilated Series H Preferred Stock Certificate. If a Holder’s Series H Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series H Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation. However, the Corporation shall not be obligated to reissue such mutilated, lost, stolen or destroyed Series H Preferred Stock certificate if the Holder contemporaneously requests the Corporation to convert such Series H Preferred Stock

(c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws of that or any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation or the Exchange Agreement and any related schedule, exhibit, annex or other document (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington, State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby.

(d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holder. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

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(e) Severability. If any provision of this Certificate of Designation is determined to be invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any dividend, interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of such dividend or interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a calendar day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h) Status of Converted or Redeemed Series H Preferred Stock. Shares of Series H Preferred Stock may only be issued pursuant to the Exchange Agreement and any related document. If any shares of Series H Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series H 2% Voting, Non-Participating, Convertible Preferred Stock.

*********************

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Preferences, Rights and Limitations of the Series H 2% Convertible Preferred Stock this thirteenth day of July 2020.

RESPIRERX PHARMACEUTICALS INC.

/s/ Timothy Jones
Name:	Timothy Jones
Title:	President and Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of SERIES H Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series H 2%, Voting, Non-Participating, Convertible Preferred Stock (“Series H Preferred Stock”) indicated below, into (i) a number of shares of common stock, par value $0.001 per share (“Conversion Shares”), of RespireRx Pharmaceuticals Inc., a Delaware corporation (the “Corporation”), equal to the number of units (“Conversion Units”) into which one share of Series H Preferred Stock is convertible pursuant to Section 6 of the Certificate of Designation, Preferences, Rights and Limitations of Series H 2% Voting, Non-Participating, Convertible Preferred Stock (the Certificate of Designation”) multiplied by the number of shares of Series H Preferred Stock to be converted, and (ii) one warrant in the form of Exhibit A1 hereto (the “General Conversion Warrant”), exercisable into a number of shares of common stock, par value $0.001 per share (“Conversion Warrant Shares”), equal to the number of Conversion Units into which one share of Series H Preferred Stock is convertible pursuant to Section 6 of the Certificate of Designation multiplied by the number of shares of Series H Preferred Stock to be converted, according to the conditions hereof, as of the date written below. If Conversion Shares or the General Conversion Warrant are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the applicable Exchange Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________

Number of shares of Series H Preferred Stock to be Converted: _________________

Stated Value of one share of Series H Preferred Stock: ________________________

Conversion Price:___________________________________________________

Number of Units (for representation purposes only): _________________________

Number of Conversion Shares to be Issued: _______________________________

For the General Conversion Warrant to be Issued, the number of Conversion Warrant Shares into which the General Conversion Warrant may be Exercised:
_______________________
_______________________

Address for Delivery: ______________________
or
DWAC Instructions:
Broker no: ______________________________
Account no: ____________________________

[HOLDER]

By:
Name:
Title:

1 Note: Form of Warrant to be identical to Annex B to this Certificate of Designation.

ANNEX B

GENERAL CONVERSION WARRANT

[see attached]

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) THESE SHARES ARE INCLUDED ALONG WITH THE HOLDER AS A SELLING STOCKHOLDER IN A QUALIFIED OFFERING PURSUANT TO REGULATION A, (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES (CONCURRED IN BY COUNSEL FOR THE COMPANY) THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (D) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK

RespireRx Pharmaceuticals Inc.

Warrant Number: [number to be inserted]                           Initial Exercise Date: [date to be inserted]

THIS WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, [name of holder] or its permitted assigns (the “Holder”) is entitled, upon the terms and conditions hereof, and subject to the limitations on exercise hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. New York time on September 30, 2023 (the “Termination Date”) but not thereafter, to subscribe for and purchase from RespireRx Pharmaceuticals Inc., a Delaware corporation (the “Company”), [insert number] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of each share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definition. “Common Stock” as used in this Warrant means the common stock of the Company, par value $0.001.

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Section 2. Exercise and Call Provision.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, subject to the blocker provisions in Section 2(d), at any time or times on any Business Day (as defined below) on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly completed and executed facsimile or electronic mail copy of the Notice of Exercise form annexed hereto (the “Notice of Exercise”). Within three (3) Business Days (as defined below) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price (as defined below) for the shares specified in the applicable Notice of Exercise by wire transfer in immediately available funds or cashier’s check drawn on a United States bank in immediately available funds unless such exercise is a cashless exercise pursuant to Section 2(c). A “Business Day” means any day other than a Saturday or Sunday or any day that national commercial banks in New York City, New York are authorized or required to close or any day that the NADSAQ stock markets or any other nationally recognized stock markets are closed. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Company, either directly or through its representative, shall maintain, or cause to be maintained, records showing the number of Warrant Shares purchased and the date of such purchases, which records shall be deemed to be accurate absent manifest error. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of actual receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant initially shall be $0.007 per share, subject to adjustment hereunder (including, without limitation, under Sections 2 and 3 hereof) (as adjusted, the “Exercise Price”).

c) Cashless Exercise. This Warrant may be exercised at any time permitted hereunder, subject to the blocker provisions set forth in Section 2(d), by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by the following formula:

(A-B)*(X)
(A)

Where:

(A) = the Closing Price on the Trading Day immediately preceding the date of such election (“Trading Day” means any Business Day, or, if the Common Stock of the Company is traded on an exchange, the OTC BB or other quotation system, then any Business Day on which such exchange, the OTC Bulletin Board or quotation system is open for trading the Common Stock of the Company);

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

As used herein, “Closing Price”, shall mean the first of the following clauses that applies: (1) if, at the time of any such calculation, the Common Stock is listed or quoted on the American Stock Exchange, or the New York Stock Exchange, or the NASDAQ Market, the NASDAQ Capital Market or the Archipelago Exchange, or OTC Markets QB or OTX Markets QX, the Closing Price shall be the closing or last sale price reported for the last business day immediately preceding the date of any such calculation; (2) if, at the time of any such calculation, the Common Stock is quoted on the OTC Bulletin Board or listed in the “Pink Sheets” published by the National Quotation Bureau Inc. or a similar agency or organization succeeding to its function or reporting prices, the Closing Price shall be the average of the closing prices reported for the last five (5) days during which the Common Stock actually traded and for which a closing price is available immediately preceding the date of any such calculation, or (3) in all other cases, the Closing Price of a share of Common Stock shall be the price determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

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d) Blocker Provision. Notwithstanding anything to the contrary herein, the Company shall use reasonable best efforts to not affect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that the following circumstances exist:

i. The Company does not have adequate authorized, unissued shares of Common Stock to effect the exercise of the Warrant into Warrant Shares.

ii. The then-applicable Exercise Price is less than the par value of the Common Stock to be issued upon exercise.

iii. After giving effect to an attempted exercise of this Warrant, the number of authorized, unissued shares of Common Stock would be less than the sum of all Reserved Amounts (the “Aggregate Reserve Amount”) required under the Company’s outstanding securities convertible or exercisable into shares of Common Stock (the “Reserve Requiring Instruments”). For purposes of this Section 2(d)(iii), (A) “Reserved Amount” means, with respect to and as stated in a Reserve Requiring Instrument, the number of authorized, unissued shares of Common Stock the Company is obligated to reserve, taking into account any multiplier applied to such amount as stated therein; and (B) upon the written request of a Holder (which may be by e-mail), the Company shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via e-mail) the number of shares of Common Stock then authorized and unissued and the Aggregate Reserve Amount.

iv. No prior inability to exercise this Warrant pursuant to this Section 2(d) shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended limitations contained in this Section 2(d) or to make changes or supplements necessary or desirable to properly give effect to such limitations. The limitations contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

e) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares issuable upon the exercise hereof shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and such shares are eligible for legend removal, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise on the date that is no more than three (3) Business Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”). Upon (A) delivery of Notice of Exercise, (B) payment to the Company of the Exercise Price in good funds by either certified check, wire transfer or other similar payment method, and (C) payment of all taxes, if any, required to be paid by the Holder prior to the issuance of such shares pursuant to Section 2(e)(v), then, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be), the Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to transmit, or to cause the transfer agent of the Company to transmit, to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(e)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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vii. Acquisitions. If at any time while this Warrant is outstanding there is an Acquisition (as defined below) in which the Company is not the surviving entity, then the Holder shall receive from any surviving entity or successor to the Company, in exchange for this Warrant, a new warrant in the surviving entity or successor to the Company substantially in the form of this Warrant and with an exercise price adjusted to reflect the nearest equivalent exercise price of common stock (or other applicable equity interest) of the surviving entity that would reflect the economic value of this Warrant, but in the surviving entity. An “Acquisition” shall mean the closing of a merger, share exchange, consolidation, acquisition of all or substantially all of the assets or stock, reorganization or liquidation of the Company that results in the stockholders of the Company immediately prior to such transaction owning less than 50% of the voting capital stock of the Company (or its successor or parent corporation) immediately after the transaction or, in the case of a sale of assets or liquidation, the Company owning after the transaction less than substantially all of the assets owned by the Company prior to the transaction (other than an issuance of equity securities for the primary purpose of raising capital) or any other event that constitutes a “Capital Change” under the Company’s Second Restated Certificate of Incorporation, as it may be amended, restated or otherwise modified from time to time. The Holder shall execute all documentation required to be executed by the Company or the acquirer or successor of the Company in connection with the Acquisition, including, without limitation, escrow, indemnification and other similar agreements. Subject to and to the extent permitted by applicable law, the Company will endeavor to notify the Holder of any proposed Acquisition at least 30 days prior to the date of any Acquisition (or such shorter period as reasonably practicable under the circumstances); provided that the failure to so notify the Holder shall not in any way impair the Acquisition.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 3 shall be made to the nearest 1/100th of a cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

c) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (B) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, or (C) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, any of the events in Section 3.(c)ii (A), (B) or (C) being an “Event”, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record shall be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such Event is expected to become effective or close, as applicable, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such Event; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the Event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws, the conditions set forth in Section 4(d) hereof, and the prior written consent of the Company, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with an Assignment Form duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall, either directly or through its representative, record or cause to be recorded, this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time, which Warrant Register shall be deemed to be accurate absent manifest error. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) qualified in a qualified offering pursuant to Regulation A, (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144 promulgated under the Securities Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant satisfy any other reasonable conditions established by the Company, including, without limitation, a legal opinion reasonably acceptable to the Company with respect to such transfer.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered, qualified or exempted under the Securities Act. The Holder acknowledges that the Warrant Shares will not initially be registered under the Securities Act of 1933, as amended, or any applicable statute or foreign securities law, and will therefore not be freely transferable.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares. Subject to the blocker provisions in Section 2(d):

i. The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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ii. Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or reasonably appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or reasonably appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

iii. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. This Warrant is a contract between the Company and the Holder and its terms shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, without giving effect to any choice or conflict of law provision or rule of that or any other jurisdiction. The Company and each Holder irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in New York City, in any suit or proceeding based on or arising under this Warrant and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Holder irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.

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h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be deemed delivered the day after the date sent if sent by overnight courier, the same day sent if sent by facsimile transmission or email with confirmation of receipt by the Holder, or three (3) days after deposit with the US Postal Service if sent via certified mail or first class mail if sent to the Holder at the address, facsimile number or email address provided by the Holder as of the last date on which Holder communicated in writing such contact information to the Company.

i) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

j) Successors and Assigns. Subject to applicable securities laws, the provisions and limitations of this Warrant, and the prior written consent of the Company, the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. Such successors or permitted assigns of the Holder shall be deemed to be the Holder for all purposes hereunder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. Nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

k) Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the [DATE] day of [MONTH], 2020.

RespireRx Pharmaceuticals Inc.

By:
Name:	Jeff Eliot Margolis
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

AGREED AND ACCEPTED:

[HOLDER]

Signature: ________________________

Name (print): ______________________

Address: _________________________

_________________________

_________________________

Email: _________________________

Facsimile Number: _________________

Investor Warrant Signature Page

NOTICE OF EXERCISE

To: RespireRx Pharmaceuticals Inc.

(1) The undersigned, pursuant to the provisions set forth in the attached Warrant No. ______, hereby irrevocably elects to purchase (check applicable box):

[  ] ____________ shares of the Common Stock of RespireRx Pharmaceuticals Inc. covered by such Warrant.

(2) The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

[  ] check in the amount of $__________ in lawful money of the United States

[  ] certified check in the amount of $__________ in lawful money of the United States

[  ] ACH transfer in the amount of $__________ in lawful money of the United States

[  ] wire transfer in the amount of $__________ in lawful money of the United States

[  ] Other (describe) __________ in the amount of $__________ in lawful money of the United States, and/or

[  ] pursuant to Section 2(c) of the Warrant being exercised, the cancellation of such portion of such Warrant as is exercisable for a total of _________ Warrant Shares (using a Closing Price of $_______ per share for purposes of this calculation).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________________

(please print or type name and address)

(please insert social security or other identifying number)

The Warrant Shares shall be delivered to the following:

___________________________________________

___________________________________________

___________________________________________
(please print or type name and address)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended. If this representation cannot be made, please explain the basis upon which the Holder is eligible to exercise this Warrant.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________________

Signature of Authorized Signatory of Investing Entity: ___________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

Date: _____________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address: _____________________________

_____________________________

Assignee’s Signature: ___________________________________________

Company’s Signature: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.